Exhibit 10.13

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 31st day of July, 2011, by and between BMR-34790 ARDENTECH COURT LLC, a Delaware limited liability company (“Landlord”), and ZOSANO PHARMA, INC., a Delaware corporation formerly known as The Macroflux Corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of May 1, 2007, as amended by that certain First Amendment to Lease dated as of June 20, 2008, that certain Second Amendment to Lease dated as of October 16, 2008, and that certain Third Amendment to Lease dated as of April 29, 2011 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 34790 Ardentech Court in Fremont, California (the “Building”);

B. WHEREAS, Tenant is in Default under the Lease and has asked Landlord to restructure Rent payments under the Lease; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Deferral of Rent Obligations. Section 2 of the Third Amendment is hereby deleted in its entirety and replaced with the following:

“Deferral of Rent Obligations. The amounts set forth on Exhibit A-1 attached to the Fourth Amendment to Lease (the “Deferred Payments”) are the amounts payable by Tenant to Landlord pursuant to the terms of the Lease for the months of November 1, 2010 through August 31, 2011 for all outstanding portions of Basic Annual Rent, Operating Expenses and utilities, and for repayment of all applicable portions of the Total TI Allowance. Notwithstanding anything in the Lease to the contrary, the Deferred Payments shall be deemed satisfied in full and shall no longer be due and payable by Tenant (and shall not constitute a Default under the terms of the Lease or result in any late charges or additional payments pursuant to Section 24 of the Lease) upon delivery by Tenant to BioMed Realty, L.P., the sole member of Landlord, of an Amended and

Restated Convertible Unsecured Promissory Note (“Note”) in the form attached as Exhibit B to the Fourth Amendment to Lease and an Amended and Restated Warrant to Purchase Shares of Preferred Stock (“Warrant”) in the form attached as Exhibit C to the Fourth Amendment to Lease.”

3. Initial Note Value. Section 3 of the Third Amendment is hereby deleted in its entirety and replaced with the following:

“The parties acknowledge that the Note shall initially have a principal amount of Two Million One Hundred Seventy-Six Thousand Nine Hundred Twenty-Four and 34/100 Dollars ($2,176,924.34) as further outlined in Exhibit A-2 attached hereto. Such principal amount shall be subject to increase in accordance with the terms of the Note.”

4. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

5. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

6. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-34790 ARDENTECH COURT LLC a Delaware limited liability company

By:	/s/ Greg Lubushkin
Name:	Greg Lubushkin
Title:	CFO

TENANT:

ZOSANO PHARMA, INC. a Delaware corporation

By:	/s/ Gail Schulze
Name:	Gail Schulze
Title:	CEO

EXHIBIT A-1

DEFERRED PAYMENTS

BioMed Realty Trust - Zosano Exhibit A - 1

Month	11/10	12/10	1/11	2/11	3/11	4/11	5/11	6/11	7/11	8/11	Total
Monthly Basic Annual Rent	$146,843.54	$146,843.54	$151,248.84	$151,248.84	$151,248.84	$151,248.84	$151,248.84	$151,248.84	$151,248.84	$151,248.84	$1,503,677.80
Additional Rent	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$884,773.80
Total Monthly Rent Payment	$235,320.92	$235,320.92	$239,726.22	$239,726.22	$239,726.22	$239,726.22	$239,726.22	$239,726.22	$239,726.22	$239,726.22	$2,388,451.60

EXHIBIT A-2

INITIAL NOTE VALUE

BioMed Realty Trust Zosano Exhibit A - 2

Month	11/10	12/10	1/11	2/11	3/11	4/11	5/11	7/11	8/11	Total
Monthly Basic Annual Rent	$146,843.54	$146,843.54	$151,248.84	$151,248.84	$151,248.84	$151,248.84	$151,248.84	$151,248.84	$151,248.84	$1,352,428.96
Additional Rent	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$88,477.38	$796,296.42
Total Monthly Rent Payment	$235,320.92	$235,320.92	$239,726.22	$239,726.22	$239,726.22	$239,726.22	$239,726.22	$239,726.22	$239,726.22	$2,148,725.38
(Less: 2010 Year-End Adjustment)	($270,160.63)	—	—	—	—	—	—	—	—	($270,160.63)
(Add: Holdback Amount)	$92,500.00	—	—	—	—	—	—	—	—	$92,500.00
(Add: Expenses Owed)	$32,309.81	$32,309.81	$18,808.84	$18,808.84	$18,889.91	$18,708.84	($239.83)	($420.92)	$2,853.15	$142,028.45
Total Monthly Payment	$89,970.10	$267,630.73	$258,535.06	$258,535.06	$258,616.13	$258,435.06	$239,486.39	$239,305.30	$242,579.37	$2,113,093.20
(Add: Accrued Interest)	—	$1,019.00	$2,980.01	$4,977.73	$6,975.44	$8,973.16	$10,970.88	$12,968.60	$14,966.32	$63,831.14
Total Note Value	$89,970.10	$268,649.73	$261,515.07	$263,512.79	$265,591.57	$267,408.22	$250,457.27	$252,273.90	$257,545.69	$2,176,924.34

EXHIBIT B

FORM OF AMENDED AND RESTATED NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

BY ITS ACCEPTANCE OF THIS NOTE, HOLDER AND ANY SUBSEQUENT HOLDER HEREOF AGREES THAT THIS NOTE IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF APRIL 29, 2011 BY AND AMONG SILICON VALLEY BANK, COMPANY AND HOLDER (THE “SUBORDINATION AGREEMENT”), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

AMENDED AND RESTATED CONVERTIBLE UNSECURED PROMISSORY NOTE

July 31, 2011

Fremont, California

For value received, Zosano Pharma, Inc., a Delaware corporation (the “Company”), promises to pay to BioMed Realty, L.P., a Maryland limited partnership (“Holder”), the Principal Amount. The “Principal Amount” as used herein shall initially be equal to (a) $2,176,924.34 (the “Initial Principal Amount”) and (b) an additional $239,726.22 effective on August 1, 2011 (the “Additional Principal Amount”). Interest shall accrue, compounded annually, at a rate equal to ten percent (10%) per annum (the “Interest Rate”) beginning on the date hereof for the Initial Principal Amount, and shall accrue, compounded annually, at the Interest Rate beginning on August 1, 2011 for the Additional Principal Amount. The Interest Rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days. References are made to (i) that certain Lease, dated as of May 1, 2007 (as amended, the “Lease”), by and between the Company and BMR-34790 Ardentech Court LLC, a wholly owned subsidiary of Holder, as amended by that certain First Amendment to Lease dated as of June 20, 2008, that certain Second Amendment to Lease dated as of October 16, 2008, that certain Third Amendment to Lease dated as of April 29, 2011, and that certain Fourth Amendment to Lease dated as of the date hereof (the “Fourth Amendment”), (ii) that certain Note and

Warrant Purchase Agreement dated as of August 13, 2010 (the “Purchase Agreement”), pursuant to which the Company issued certain convertible unsecured promissory notes (the “Existing Notes”), and (iii) that certain Amended and Restated Warrant issued to Holder as of the date hereof (the “Warrant”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement. This Note is subject to the following terms and conditions.

This Amended and Restated Convertible Unsecured Promissory Note amends and restates in its entirety that certain Convertible Unsecured Promissory Note dated April 29, 2011 executed by the Company in favor of the Holder, which is hereby terminated, cancelled and superseded by this Amended and Restated Convertible Unsecured Promissory Note and shall have no further force or effect whatsoever.

1. Maturity. Subject to the terms of the Subordination Agreement, unless earlier converted pursuant to Section 3 hereof, the principal and any accrued but unpaid interest under this Note shall be due and payable on the earlier of (i) January 31, 2012 (the “Maturity Date”), (ii) the date any of the Existing Notes are repaid in full in cash, or (iii) a Sale (as defined in the Company’s Restated Certificate).

2. Payment.

(a) Subject to the terms of the Subordination Agreement, unless earlier converted pursuant to Section 3 hereof, this Note may be prepaid in cash, in whole or in part, at any time without penalty or additional fees at a price equal to Principal Amount plus accrued interest; provided, however, the Company shall provide Holder five (5) days’ notice prior to any prepayment. Payment shall be credited first to accrued interest due and payable and any remainder applied to the Principal Amount.

(b) In the event the Company prepays this Note in full, the Company shall have no further obligations hereunder (other than the Company’s continued compliance with the applicable representations and warranties set forth in Section 4 below).

(c) This Note shall rank pari passu as to seniority with respect to the Existing Notes and payments of principal and accrued interest on the Note and the Existing Notes shall be made pro rata among all holders of the Note and the Existing Notes based upon the aggregate unpaid principal amount of the Note and the Existing Notes then held by the holders. The Company shall be prohibited from making payments of principal or accrued interest on the Existing Notes without making the pro rata payments on this Note. The Company shall also be prohibited from paying this Note prior to the Existing Notes.

3. Conversion of the Notes.

(a) Automatic Conversion at Threshold Financing. In the event of the closing of a Threshold Financing, the entire unpaid outstanding Principal Amount of this Note and unpaid accrued interest (if any) on the Note shall automatically convert into fully paid and nonassessable shares of the Company’s New Preferred Stock at the New Series Price. The number of shares of New Preferred Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the unpaid Principal Amount of the Note and unpaid accrued interest (if any) on the Note by (b) the New Series Price. For purposes of this Note, “New Series Price” means the price paid per share for the New Preferred Stock by investors in a Threshold Financing.

(b) Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of the Note. In lieu of any fractional share to which Holder would otherwise be entitled, the Company will pay to Holder in cash the amount of the unconverted principal balance and accrued interest balance (if any) of the Note that would otherwise be converted into such fractional share. Upon conversion of the Note pursuant to this Section 3, Holder shall surrender the Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company; provided, however, that upon the consummation of the Threshold Financing in which this Note is converted, this Note shall be deemed converted, cancelled and of no further force and effect, whether or not it is delivered for cancellation. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to Holder, at Holder’s principal office, a certificate or certificates for the number of shares to which Holder is entitled upon such conversion, a check payable to Holder for any cash amounts payable as described herein and, if applicable, a new note for any amounts not otherwise converted under this Section 3. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under the Note, including without limitation the obligation to pay the Principal Amount and accrued interest of the converted Note, except for the Company’s representations and warranties under Section 4 of this Note and the Company’s obligations under Section 6 of this Note.

(c) Further Assurances. Holder understands that the conversion of the Note into, and the sale and purchase of, equity securities of the Company may require Holder’s execution of certain agreements relating to the purchase and sale of such securities as well as registration, co-sale and voting rights, if any, relating to such equity securities, and Holder hereby agrees to execute such agreements and to take such further actions necessary or advisable to consummate the transactions contemplated hereby upon request by the Company after the time of conversion, provided that such agreements and transactions are commercially reasonable and do not disproportionately negatively impact Holder in any manner relative to holders of similar equity securities of the Company.

4. Representations and Warranties of the Company. The Company represents and warrants to Holder as of the date hereof and at any time Company equity securities are issued to Holder pursuant to the terms hereof, and with respect to Sections 4.6, 4.7 and 4.8 for so long as Holder, or an affiliate of Holder, holds the Note, Warrant or any Company equity securities issued to Holder pursuant to the terms hereof or pursuant to the terms of the Warrant, as follows:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, sale, issuance and delivery of the Note and the performance of all obligations of the Company under the Note has been taken prior to the date hereof. The Note, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws. Any Company equity securities issuable to Holder upon conversion of the Note have been or will be duly reserved for issuance, and upon issuance in accordance with the terms of the Note, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions contained in this Note, applicable federal and state securities laws, and any investor agreements entered into by holders of the Existing Notes and this Note pursuant to Section 3.3 in connection with the conversion of the Existing Notes and the Note. The issuance of the Note and the issuance of any Company equity securities potentially issuable upon conversion of the Note are not and will not be subject to preemptive rights of any present or future debt or equity holders of the Company that have not been waived.

(c) Governmental Consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance by the Company of the Note and the transactions contemplated thereby, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), all of which filings will be effected after the date hereof.

(d) Compliance with Other Instruments. The Company is not in violation or default of any provision of its Restated Certificate or its Bylaws currently in effect. Upon delivery of this Note and the Warrant, the Company is not in violation of, or default under any provision of any instrument, mortgage, deed of trust, loan, contract, commitment or obligation to which it is a party or by which it or any of its properties are bound, which violations or defaults, individually or in the aggregate, would materially adversely affect the business, properties or condition (financial or otherwise) of the Company. The Company is not in violation of any provision of any federal, state or local statute, rule or governmental regulation which would materially adversely affect the business, properties or condition (financial or otherwise) of the Company or any judgment, decree or order to which it is a party, in any material respect. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or condition (financial or otherwise) of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(e) Percentage of Outstanding Securities. This Note, together with the aggregate Company securities actually issued and/or potentially issuable upon conversion of this Note and exercise of the Warrant, represent less than ten percent (10.0%) of the voting interest and less than ten percent (10.0%) of the value of the outstanding debt and equity securities of the Company.

(f) Health Care / Lodging Facilities. The Company does not operate or manage any health care facilities (including a congregate care facility or assisted living facility) or lodging facilities or provide any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated.

(g) Financial Information. The Company shall furnish to Holder, as soon as practicable and in any event within ten (10) days after the date of such request, a statement showing the capitalization of the Company, including but not limited to the total number of outstanding securities of each class and series of capital stock of the Company, in sufficient detail as to permit Holder to calculate its percentage ownership in securities of the Company and voting power to elect directors to the Company’s Board of Directors.

(h) Notification. In the event that the Company becomes aware of any event which has resulted or which may result in the aggregate Company debt and equity securities (including this Note) owned by Holder and/or actually issued and/or potentially issuable upon conversion of this Note and exercise of the Warrant to constitute greater than ten percent (10.0%) of the voting interest and/or greater than ten percent (10.0%) of the value of the outstanding securities of the Company, the Company shall promptly notify Holder, and in no event later than five (5) days after the occurrence of such event.

5. Representations and Warranties of Holders. Holder hereby represents and warrants to the Company as of the date hereof that:

(a) Requisite Power and Authority. Holder has all necessary power and authority under all applicable provisions of law to execute and deliver the Note, the Fourth Amendment, and the Subordination Agreement and to carry out their provisions. All action on Holder’s part required for the lawful execution and delivery of the Note, the Fourth Amendment, and the Subordination Agreement has been taken. Upon their execution and delivery, the Note, the Fourth Amendment, and the Subordination Agreement will constitute a valid and legally binding obligations of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

(b) Experience. Holder is experienced in investing in the securities of development stage companies such as the Company and acknowledges that investment in the Securities (as defined below) involves a number of significant risks, it is able to fend for itself, it can bear the economic risk of its investment, including the full loss of its investment, and it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities (as defined below). Holder also represents it was not organized solely for the purpose of acquiring the Securities (as defined below). As used herein, “Securities” shall mean this Note, the Warrant and the equity securities issuable upon conversion or exercise thereof (and the securities issuable upon conversion of such equity securities).

(c) Accredited Investor. Holder represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(d) Principal Office. Holder’s principal office location is in the state identified in the address of Holder set forth on Holder’s signature page hereto.

(e) Disclosure of Information. Holder has conducted the due diligence it determined in its sole judgment was necessary or appropriate and has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Holder has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. Holder understands and acknowledges that such discussions, as well as any written information issued by the Company, (i) were intended to describe the aspects of the Company’s business which the Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Note or the right of Holder to rely thereon.

(f) Purchase Entirely for Own Account. This Note is issued to Holder in reliance upon Holder’s representation to the Company, which by Holder’s purchase of this Note, Holder hereby confirms, that the Securities to be received by Holder will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(g) Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Holder must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Holder understands that the Company has no present intention of registering the Securities. Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Holder might propose.

(h) No Public Market. Holder understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

6. Observation and Information Rights. For so long as Holder, or an affiliate of Holder, holds the Note, Warrant or any Company equity securities issued to Holder pursuant to the terms hereof or pursuant to the terms of the Warrant, Holder shall have the right to designate a representative to attend all meetings of the Company’s Board of Directors in a non-voting observer capacity, and, in this respect, the Company shall provide Holder with copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative agrees to hold in confidence and trust all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting (i) could adversely affect the attorney-client privilege between the Company and its counsel, or (ii) result in a disclosure of trade secrets or present a conflict of interest, in either case, to be determined at the sole discretion of the Board of Directors. Holder’s initial designated representative shall be Bruce Steel.

7. Restrictions on Transfer. Holder hereby acknowledges that the Securities shall not be transferred except upon the conditions specified in this Section 7 hereof, which conditions are intended to insure compliance with the provisions of the Securities Act. Holder will cause any proposed transferee of Securities held by Holder to agree to take and hold such Securities subject to the provisions and upon the conditions specified in the Note (including, without limitation, Sections 7 and 8 hereof).

(a) Legends. Each certificate representing the Securities or any securities of the Company issued to Holder upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

“THESE SECURITIES ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN NOTE ISSUED TO BIOMED REALTY, L.P. ON JULY 31, 2011, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

(b) Notice of Proposed Transfers. The holder of each certificate representing the Securities required to bear the legend set forth in Section 7.1 by acceptance thereof agrees to comply in all respects with the provisions of this Section 7. Prior to any proposed transfer of any Securities, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions involving the distribution without consideration of such Securities by a holder to any of its affiliates, partners, members, affiliated funds or entities under common control, or to the estate of any of its partners or members) by either:

(i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act; or

(ii) a “no-action” letter from the Securities and Exchange Commission to the effect that the distribution of such Securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by such holder to the Company.

Each certificate evidencing the Securities transferred as above provided shall bear the restrictive legend set forth in Section 7.1 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel or “no-action” letter referred to above expressly indicates that such legend is not required in order to establish compliance with the Act or if such legend is no longer required pursuant to Rule 144. Notwithstanding the foregoing, Holder may transfer the Securities at any time to an affiliate of Holder as deemed necessary or advisable, in Holder’s discretion, to ensure BioMed Realty Trust, Inc.’s compliance with requirements relating to BioMed Realty Trust, Inc.’s status as a real estate investment trust for federal income tax purposes, without having to provide to the Company the information contained in Sections 7.2.1 or 7.2.2.

8. “Market Stand Off” Agreement. Holder hereby agrees that Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the Company’s Initial Public Offering (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); provided, that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period (or such longer period as set forth above). Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 8. The provisions of this Section 8 shall be binding upon any transferee or assignee of all or any portion of the Securities.

9. Assignment. Subject to the restrictions on transfer set forth in Section 7 and this Section 9 of the Note, the rights and obligations of the Company and Holder will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties. Holder may not assign the Note without first having the assignee thereof become a party to the Subordination Agreement.

10. Events of Default. Subject to the terms of the Subordination Agreement, upon the occurrence or existence of any Event of Default (as defined below) and at any time thereafter and during the continuance of an Event of Default, the entire principal sum of this Note, together with all unpaid accrued interest thereon, and all unpaid fees, charges, costs and expenses, if any, owed by the Company to the Holder hereunder, may become or may be declared by the Holder to be immediately due and payable. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy permitted to it by applicable law, either by suit in equity or by action at law, or both.

(a) Events of Default. The occurrence of any one or more of the following events with respect to the Company constitutes an “Event of Default” hereunder:

(a) The Company breaches any covenant or obligation in this Note, and fails to cure such breach within ten (10) days after receipt of written notice thereof from Holder;

(b) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(c) The dissolution, termination of existence or insolvency of the Company or appointment of a receiver, trustee or custodian, for all or any part of the property of the Company under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

(d) The commencement of any proceeding against the Company under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future, if within sixty (60) days after the commencement of such proceeding (i) such action has not been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or (ii) the stay of any such order or proceedings has been set aside.

Notwithstanding anything to the contrary, any failure of the Company to comply with the terms of this Note due to the Company’s compliance with the terms of the Subordination Agreement shall not constitute an “Event of Default” hereunder and shall not permit Holder to exercise its remedies hereunder or otherwise (including, without limitation, under applicable law).

(b) Default Rate. As long as any payment due under this Note remains past due (whether at the stated maturity, by acceleration or otherwise) for five (5) days or more, interest under this Note shall accrue on such overdue payment at a rate (the “Default Rate”) (which is in lieu of and not in addition to the Interest Rate) equal to the lesser of twelve percent (12%) per annum or the maximum rate permitted by applicable law from the date of such non-payment until such amount is paid in full (whether after or before judgment).

(c) Payment of Expenses. Following the occurrence of an Event of Default, the Company shall pay, on demand, all reasonable costs and expenses of collection of this Note (including reasonable attorneys’ fees, costs and disbursements) in respect of such Event of Default, whether or not any suit or other legal proceedings shall be instituted.

(d) No Usury. Payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any applicable law to the Holder limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Holder, as determined by a final judgment of a court of competent jurisdiction. Any interest paid in excess of such highest rate shall be applied to the unpaid principal balance of this Note. In the event that any such excess exceeds the principal amount, the amount of such excess over the principal amount shall be refunded to the Company.

11. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, upon three (3) business days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid, one (1) business day after deposit with a nationally recognized air courier, or upon receipt of confirmation with regard to delivery by facsimile and addressed: (a) if to Holder, at Holder’s address as set forth on Holder’s signature page hereto, or at such other address as Holder shall have furnished to the Company in writing, or (b) if to the Company, at its current address or at such other address as the Company shall have furnished to Holder in writing.

13. Notification of Certain Events. In addition to the notice required pursuant to Section 2(a) hereof, the Company shall provide Holder with at least ten (10) days prior notice of a Sale (as defined in the Restated Certificate) or a Threshold Financing.

14. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Necessary Holders. “Necessary Holders” shall mean the holders of a majority of the aggregate principal amount equal to the sum of (i) the aggregate outstanding principal amount of the Existing Notes, plus (ii) the outstanding Principal Amount of this Note. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon Holder and the Company.

15. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

16. Lost Documents. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver in lieu of this Note a new note of the same series and of like tenor and unpaid Principal Amount and dated as of the date to which interest, if any, has been paid on the unpaid Principal Amount of this Note.

17. Waivers and Rights of Holder. The Company hereby waives demand, presentment for payment, protest, notice of nonpayment, notice of protest, notice of dishonor, and any other notices of any kind, and any and all exemption rights that it holds at law or in equity with respect to the indebtedness evidenced by this Note.

18. Corporate Securities Law. THE SALE OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THIS NOTE OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF THIS NOTE IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

19. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

20. Counterparts. This Note may be executed in two or more counterparts (including by facsimile or PDF copy), each of which shall be deemed an original and all of which together shall constitute one instrument.

(Signature Page Follows)

The parties have executed this Convertible Unsecured Promissory Note as of the date first written above.

COMPANY: ZOSANO PHARMA, INC.	HOLDER: BIOMED REALTY, L.P.

By:	By:
Name:	Name:
Title:	Title:

Address:	17190 Bernardo Center Drive San Diego, CA 92128 Attn: Corporate Legal

EXHIBIT C

FORM OF AMENDED AND RESTATED WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Warrant No. PDW-2011-001	Original Issuance Date: April 29, 2011 Amendment and Restatement Date: July 31, 2011 Void After: July 31, 2018

ZOSANO PHARMA, INC.

(a Delaware corporation)

AMENDED AND RESTATED WARRANT TO PURCHASE SHARES OF

PREFERRED STOCK

Zosano Pharma, Inc., a Delaware Corporation (the “Company”), for value received, hereby certifies BioMed Realty, L.P., or its registered assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time during the Exercise Period (as defined below), shares of the Company’s Preferred Stock. References are made to (i) that certain Note and Warrant Purchase Agreement, dated as of August 13, 2010, by and among the Company and the Purchasers listed therein (the “Purchase Agreement”), and (ii) that certain Amended and Restated Note issued to Holder on the date hereof (the “Note”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

This Amended and Restated Warrant amends and restates in its entirety that certain Warrant to Purchase Shares of Preferred Stock of the Company dated April 29, 2011, which is hereby terminated, cancelled and superseded by this Amended and Restated Warrant and shall have no further force or effect whatsoever

1. Purchase of Shares.

(a) Number of Shares. Subject to the terms and conditions set forth herein, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify Holder in writing), to purchase from the Company (i) in the event that a Threshold Financing has occurred prior to the exercise of this Warrant, up to that number of fully paid and nonassessable shares of the Company’s New Preferred Stock, equal to the quotient (rounded down to the nearest whole share) of (X) $2,352,819.42, divided by (Y) the New Series Price; or (ii) in the event that a Threshold Financing has not occurred prior to the exercise of this Warrant, up to 470,563 shares of the Company’s Series C Convertible Participating Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock,” together with the New Preferred Stock, the “Preferred Stock”). For purposes of this Warrant, “New Series Price” means the price paid per share for the New Preferred Stock by investors in a Threshold Financing.

(b) Exercise Price. The exercise price for the shares of Preferred Stock issuable pursuant to this Section 1 (the “Shares”) shall be (i) the New Series Price in the event this Warrant is exercisable for shares of New Preferred Stock pursuant to Section 1(a) hereof or (ii) $5.00 per share in the event this Warrant is exercisable for shares of Series C Preferred Stock pursuant to Section 1(a) hereof (the “Exercise Price”). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 8 hereof.

2. Exercise Period. Subject to Section 3 below, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. Pacific Time on July 31, 2018 (the “Exercise Period”); provided, however, that this Warrant shall no longer be exercisable and shall become null and void upon the consummation of the Company’s initial public offering of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (an “IPO”), other than a Qualified IPO (as defined below).

3. Treatment of Warrant upon Sale of the Company.

(a) Upon the written request of the Company, Holder agrees that, in the event of a Sale (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware, as amended from time to time) of the Company in which the sole consideration for such Sale is cash or publicly traded securities or a combination of both, this Warrant shall be deemed to be automatically exercised using the “net exercise” method set forth in Section 5(d) below immediately prior to the consummation of such Sale, unless Holder otherwise notifies the Company in writing. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Sale giving rise to such notice), which is to be delivered to Holder not less than five (5) days prior to the closing of the proposed Sale.

(b) Upon the closing of any Sale other than those particularly described in subsection (a) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Sale and subsequent closing. The Exercise Price and/or number of Shares shall be adjusted accordingly.

4. Treatment of Warrant upon Qualified IPO. Notwithstanding Section 1 of this Warrant, in the event of an IPO whereby the Company raises aggregate proceeds (net of underwriting discounts and commissions, if any) of at least $50,000,000 at a per share price of at least $6.25 (as may be adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event) (a “Qualified IPO”), and Holder has not exercised this Warrant, this Warrant shall become exercisable for that number of shares of Common Stock into which the shares of Preferred Stock subject to this Warrant (as specified in Section 1(a)) would be convertible immediately prior to the consummation of such Qualified IPO. In such event, the Exercise Price shall be adjusted accordingly, and the term “Shares” as used in this Warrant shall mean such shares of Common Stock for which this Warrant is exercisable pursuant to this Section 4.

5. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Sections 2, 3 and 4 above, Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Chief Financial Officer of the Company at its principal office (or at such other place as the Company shall notify Holder in writing); and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, which amount may be paid, at the election of Holder, by wire transfer of immediately available funds or certified check payable to the order of the Company or by cancellation of indebtedness.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 5(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 5(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.

(c) Within a reasonable time after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Shares to which such Holder shall be entitled; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by Holder upon all exercises made in accordance with Section 5(a) above or Section 6 below.

(d) Net Exercise. In lieu of exercising this Warrant for cash, during the Exercise Period, Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with a Notice of Exercise indicating such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Section 5(b) and Section 5(c) hereof, and the Company shall issue to such Holder a number of Shares computed using the following formula:

Where

X =	The number of Shares to be issued to Holder.

Y =	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	The fair market value of one (1) Share (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 5, the fair market value of one Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 5 in connection with the IPO of the Company, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission (the “SEC”), then the fair market value per Share shall be the product of (a) the per share offering price to the public specified in the final prospectus with respect to the offering, and (b) the number of shares of Common Stock into which each Share is convertible at the time of such exercise.

6. Representations and Warranties of Holder. In connection with the transactions provided for herein, Holder hereby represents and warrants to the Company that:

(a) Authorization. Holder has full right, power, authority and capacity to enter into this Warrant, and this Warrant constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to any provisions relating to indemnity or contribution.

(b) Investment Experience. Holder represents that it has substantial experience in evaluating and investing in securities of companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Warrant (together with the Shares issuable upon exercise of the Warrant and the shares of Common Stock issuable upon conversion of the Shares (the “Securities”)), and has the capacity to protect its own interests.

(c) Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the SEC under the Securities Act.

(d) Acquired Entirely for Own Account. This Warrant is issued to Holder in reliance upon Holder’s representation to the Company, which by Holder’s execution of this Warrant Holder hereby confirms, that the Securities to be received by Holder will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to the Securities.

(e) Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that it is familiar with the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale of occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Holder understands that the Company has no present intention of registering the Securities. Holder further acknowledges and understands that the Company is under no obligation to register the Securities. Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Holder might propose.

(f) No Public Market. Holder understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

(g) Disclosure of Information. Holder has conducted the due diligence it determined in its sole judgment was necessary or appropriate and has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Holder has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management. Holder understands and acknowledges that such discussions, as well as any written information provided by the Company to Holder, (i) were intended to describe the aspects of the Company’s business which the Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

(h) Residence. Holder’s principal office location is in the state identified in the address of Holder set forth beneath its signature hereto.

(i) Legends. Holder understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

“THESE SECURITIES ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THE WARRANT ISSUED TO BIOMED REALTY, L.P. ON JULY 31, 2011,

A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

(ii) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document so legended.

(j) Representations on Exercise. Upon exercise of this Warrant and as a condition thereof, Holder hereof shall confirm in writing, in a form of Attachment A, that the representations and warranties in this Section 6 are true and correct as of the date of exercise. In addition, Holder shall provide such additional information regarding such Holder’s financial and investment background, as the Company may reasonably request, as is relevant for purposes of determining the accuracy of such representations and warranties.

7. Representations and Warranties of the Company. The Company represents and warrants to Holder as of the date hereof and at any time Company equity securities are issued to Holder pursuant to the terms hereof, and with respect to Sections 7(f), (g) and (h) for so long as Holder, or an affiliate of Holder, holds the Note, Warrant or any Company equity securities issued to Holder pursuant to the terms hereof or pursuant to the terms of the Note, as follows:

a)	Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

b)	Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, sale, issuance and delivery of the Warrant and the performance of all obligations of the Company under the Warrant has been taken prior to the date hereof. The Warrant, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

c)	Governmental Consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance by the Company of the Warrant and the transactions contemplated thereby, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act, all of which filings will be effected after the date hereof.

d)	Compliance with Other Instruments. The Company is not in violation or default of any provision of its Restated Certificate or its Bylaws currently in effect. Upon delivery of the Note and this Warrant, the Company is not in violation of, or default under any provision of any instrument, mortgage, deed of trust, loan, contract, commitment or obligation to which it is a party or by which it or any of its properties are bound, which violations or defaults, individually or in the aggregate, would materially adversely affect the business, properties or condition (financial or otherwise) of the Company. The Company is not in violation of any provision of any federal, state or local statute, rule or governmental regulation which would materially adversely affect the business, properties or condition (financial or otherwise) of the Company or any judgment, decree or order to which it is a party, in any material respect. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or condition (financial or otherwise) of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

e)	Percentage of Outstanding Securities. Together with the Note, the aggregate Company securities actually issued and/or potentially issuable upon exercise of the Warrant and conversion of the Note represent less than ten percent (10.0%) of the voting interest and less than ten percent (10.0%) of the value of the debt and equity securities of the Company.

f)	Health Care / Lodging Facilities. The Company does not operate or manage any health care facilities (including a congregate care facility or assisted living facility) or lodging facilities or provide any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated.

g)	Financial Information. The Company shall furnish to Holder, as soon as practicable and in any event within ten (10) days after the date of such request, a statement showing the capitalization of the Company, including but not limited to the total number of outstanding securities of each class and series of capital stock of the Company, in sufficient detail as to permit Holder to calculate its percentage ownership in securities of the Company and voting power to elect directors to the Company’s Board of Directors.

h)	Notification. In the event that the Company becomes aware of any event which has resulted or which may result in the aggregate Company debt and equity securities (including the Note) actually issued and/or potentially issuable upon exercise of the Warrant and conversion of the Note constituting greater than ten percent (10.0%) of the voting interest and/or greater than ten percent (10.0%) of the value of the outstanding securities of the Company, the Company shall promptly notify Holder, and in no event later than five (5) days after the occurrence of such event.

8. Covenants of the Company.

(a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or any stock dividend) or other distribution, the Company shall mail to Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b) Stock Fully Paid; Reservation of Shares. All shares of stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Preferred Stock and Common Stock to provide for the exercise of the rights represented by this Warrant.

9. Adjustment of Exercise Price and Number of Shares.

(a) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, including without limitation through a reverse stock split, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above or Section 8(c) below), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to Holder, so that Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to stock payable in stock or make any other distribution of stock with respect to stock (except any distribution specifically provided for in the foregoing Sections 8(a) or 8(b)), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the exercise price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the exercise price by a fraction, the numerator of which shall be the exercise price immediately prior to such adjustment and the denominator of which shall be the exercise price immediately thereafter.

(e) Fractional Shares. No fractional Shares or scrip representing fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

10. No Stockholder Rights. Prior to exercise of this Warrant, Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and except as otherwise provided in this Warrant, Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

11. Transfer of Warrant.

(a) Restriction on Transfer. Other than a surrender of this Warrant to the Company and reissuance of a new warrant to the transferee pursuant to Section 5 of this Warrant, any attempted transfer, assignment, delegation or otherwise by Holder of this Warrant, or of any right, interest or obligation hereunder, shall be null and void unless Holder shall have complied with the transfer restrictions set forth in Section 6 of the Note. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

(b) Mechanics of Transfer. Any transfer of all or any portion of this Warrant, or of any interest therein, that is permitted under Section 11(a) shall be effected by surrendering this Warrant to the Company at its principal office, together with (i) a duly executed form of assignment, in the form of Attachment B, and (ii) payment of any applicable transfer taxes, if any. In the event of any such transfer of this Warrant, in whole, the Company shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Shares, and cash, securities or other property, if any, which were purchasable by Holder upon exercise of this Warrant at the time of its transfer. In the event of any such transfer of any portion of this Warrant, (1) the Company shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Shares, and cash, securities or other property, if any, which were purchasable by Holder upon exercise of the transferred portion of this Warrant at the time of such transfer, and (2) the Company shall issue a new warrant of like tenor to Holder, representing the right to purchase the number of Shares, and cash, securities or other property, if any, purchasable by Holder upon exercise of the portion of this Warrant not transferred to such transferee. Until this Warrant or any portion thereof is transferred on the books of the Company, the Company may treat Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

12. Governing Law. This Warrant shall be governed in all respects by the internal laws of the State of California, without regard to principles of conflicts of law.

13. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

14. Amendments and Waivers. Any term of this Warrant may be amended or waived only upon written consent of the Company and the Holder.

15. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

16. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 16):

If to the Company:

Zosano Pharma, Inc.

34790 Ardentech Court

Fremont, CA 94555

Attention: Chief Executive Officer

Facsimile: 510-742-6282

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attn: Alan Mendelson and Mark Roeder

Facsimile: (650) 463-2600

If to Holder:

to the address of Holder set forth on Holder’s signature page hereto.

17. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any counterpart delivered electronically (including without limitation by PDF transmission) or by facsimile shall be binding to the same extent as an original counterpart with regard to any agreement subject to the terms hereof or any amendment thereto.

18. Finder’s Fee. Each party represents that it neither is or will be obligated for any finder’s fee or commission in connection with this transaction. Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

19. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

20. Entire Agreement. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date above written.

COMPANY:

ZOSANO PHARMA, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BIOMED REALTY, L.P.

By:
Name:
Title:

Address:

17190 Bernardo Center Drive

San Diego, CA 92128

Attn: Corporate Legal

Fax: (858) 485-9843

SIGNATURE PAGE TO WARRANT

ATTACHMENT A

NOTICE OF EXERCISE

TO: ZOSANO PHARMA, INC. (the “Company”)

1. The undersigned, pursuant to the provisions set forth in the attached Warrant No. [            ], hereby elects to purchase             Shares and tenders herewith payment of the purchase price of such Shares in full, together with all applicable transfer taxes, if any.

1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 5(d) of the Warrant. This conversion is exercised with respect to             Shares covered by the Warrant.

[Strike paragraph above that does not apply.]

2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:

Name:

Address:

3. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned hereby represents and warrants to the Company that the representations and warranties contained in Section 6 of the Warrant are true and correct as of the date of exercise.

4. The undersigned further acknowledges that it has reviewed the market stand-off provisions set forth in Section 7 of the Note and agrees to be bound by such provisions.

HOLDER

By:

Title:

Date:

ATTACHMENT B

FORM OF ASSIGNMENT

(To be executed upon assignment of Warrant)

For value received,                                         hereby sells, assigns and transfers unto                                              the attached Warrant [    % of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                         attorney to transfer said Warrant [said percentage of said Warrant] on the books of Zosano Pharma, Inc., a Delaware corporation, with full power of substitution in the premises.

If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.

Dated: ,
NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant.